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                                   AMENDMENT TO THE
                                 CUSTODIAN AGREEMENT

                             ADVANTUS SERIES FUND, INC.

                                BANKERS TRUST COMPANY

WHEREAS, MIMLIC Series Fund, Inc. (the "Fund") and Bankers Trust Company (the "Custodian"), entered into a Custodian Agreement effective April 21, 1994; and

WHEREAS, Article 13 - DURATION, TERMINATION AND AMENDMENT OF AGREEMENT, provides that the parties may amend the agreement at any time; and

WHEREAS, the parties desire to amend the agreement effective January 31, 1998;
and

WHEREAS, the MIMLIC Series Fund, Inc. changed its name to the Advantus Series Fund, Inc.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian hereby agree to amend the Custodian Agreement as follows:

                                          I.
All references to MIMLIC Series Fund, Inc. shall be changed to Advantus Series Fund, Inc.

                                         II.
The third paragraph of ARTICLE I - DEFINITIONS, shall be amended to read as follows:

     The word "Portfolio" shall mean one of the investment portfolios of the Fund which is subject to the terms of this Agreement where its securities and cash are held and administered by the Custodian. For the purpose of this Agreement the following investment porfolios of the Fund are Portfolios subject to this Agreement:

     Bond Portfolio, Mortgage Securities Portfolio, Maturing Government Bond Portofolio - 1998, Maturing Government Bond Portofolio - 2002, Maturing Government Bond Portofolio - 2006, Maturing Government Bond Portofolio - 2010.

IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be executed in duplicate as of the date of the first above written by their duly authorized officers.

ATTEST                             Advantus Series Fund, Inc.

                                   By
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                                   Its
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ATTEST                             Bankers Trust Company

                                   By
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                                   Its
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